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EXHIBIT 99.1      ACCOUNTANT'S LETTER







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                [LETTERHEAD OF CHERRY, BEKAERT & HOLLAND, L.L.C.]



March 29, 1999

Securities and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We were previously principal accountants for Virginia Capital Bancshares, Inc. (the Company) and its wholly owned subsidiary, Fredericksburg Savings Bank, and under date of January 21, 1999, we reported on the consolidated financial statements of the Company as of December 31, 1997 and 1998 and for each of the years in the three year period ended December 31, 1998. On March 23, 1999, our appointment as principal accountants was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated March 30, 1999, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that the determination to change the Company's principal accounting firm was approved by the Board of Directors.

Very truly yours,

/s/ Cherry, Bekaert & Holland, L.L.C.